UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2009

Quepasa Corporation

 (Exact name of registrant as specified in its charter)

Nevada	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 Datura Street
Suite 1100
West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 491-4181

____________________________________________________________

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 6, 2009, Quepasa Corporation (the “Company”) received a notice letter (the “Letter”) from The Nasdaq Stock Market (“Nasdaq”) stating that the Company is no longer in compliance with the requirements for continued listing on The Nasdaq Capital Market (the “Listing Requirements”).

As reported in the Company’s Form 10-K for the year-ended December 31, 2008, the Company’s stockholders’ equity was $1,338,811 million, the market value of listed securities was $26,002,540 and the Company’s reported net losses from continuing operations of $7,195,069, $13,358,499 and $13,606,031 for the three previous fiscal years.

Under Nasdaq Marketplace Rule 4310(c)(3), the Company is required to maintain a minimum of: (i) $2,500,000 million in stockholders’ equity, or (ii) $35,000,000 in market value of listed securities, or (iii) net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. Thus, the Company is non-compliant under the Listing Requirements.

The Company has until April 21, 2009 to provide Nasdaq with a specific plan to achieve and sustain compliance with the Listing Requirements, including the timeframe for completion of the plan.

In accordance with Nasdaq Marketplace Rule 4803(a), the Company has issued a press release announcing receipt of the Letter. A copy of the press release is furnished as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

99.1

Press Release dated April 8, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUEPASA CORPORATION

Date: April 10, 2009	By:	/s/ Michael Matte
	Name:	Michael Matte
	Title:	Chief Financial Officer